Exhibit 5.1

2 January 2024

Meihua International Medical Technologies Co., Ltd. 美华国际医疗科技有限公司	D +852 3656 6054/ +852 3656 6061
E:nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/ACG/181505.00004

2 January 2024

Dear Sirs

Meihua International Medical Technologies Co., Ltd. 美华国际医疗科技有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s Form 6-K to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on or about the date hereof. The Form relates to, among other things, the offering and sale, as set forth in the Company’s prospectus supplement (the Prospectus Supplement) to its effective shelf registration statement on Form F-3, as amended (File No. 333-274194), which was declared effective on 29 September 2023, of an aggregate of $6,000,000 in convertible notes of the Company (the Convertible Notes), convertible into ordinary shares of a par value $0.0005 each (the Ordinary Shares) of the Company. All of the Convertible Notes and the Ordinary Shares underlying the Convertible Notes (the CN Shares) are collectively referred to as the Securities.

No opinion is expressed herein as to any matter pertaining to the contents of the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 10 November 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 21 December 2020 (the Memorandum and Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han** Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(c)	a certificate of good standing dated 28 December 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as provided to us on 16 August 2023 (the ROD);

(e)	a copy of the certified shareholder list of the Company as of 2 January 2024 provided to us by the Company on 2 January 2024 (the ROM, and together with the ROD, the Registers);

(f)	copies of the written resolutions of all of the directors of the Company dated 18 August 2023, 27 December 2023 and 2 January 2024, respectively (the Board Resolutions);

(g)	a copy of the certificate from a director of the Company dated 2 January 2024, a copy of which is attached hereto (the Director’s Certificate); and

(h)	the Prospectus Supplement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	the Prospectus Supplement is true and correct copies and the Prospectus Supplement conforms in every material respect to the latest drafts of the same produced to us and, where the Prospectus Supplement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the issuance of the CN Shares will not exceed the Company’s authorised share capital to at the time of issuance and upon the issuance of the CN Shares, the Company will receive consideration for the full issue/conversion price thereof which shall be equal to at least the par value thereof;

(j)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(k)	the Company will have sufficient authorized but unissued share capital to effect the issue of any of the CN Shares at the time of issuance on the conversion of any Convertible Notes;

(l)	the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and the Articles nor any applicable law, regulation, order or decree in the Cayman Islands;

(m)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the Cayman Islands;

(n)	all necessary corporate action will be taken to authorize and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(o)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(p)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(q)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due; and

(r)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar. The Company is a separate legal entity and is subject to suit in its own name.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into (i) 80,000,000 Ordinary Shares with a par value of US$0.0005 each and (ii) 20,000,000 preferred shares with a par value of US$0.0005 each.

Valid Issuance of CN Shares

(c)	When the Convertible Notes are converted into CN Shares under the terms of the applicable definitive agreement (the Definitive Agreements) approved by the board of directors of the Company (the Board) as referred to within the Prospectus Supplement, and when:

(i)	the Board has taken all necessary corporate action to approve the issuance and allotment of the CN Shares and the Definitive Agreements;

(ii)	the terms of such security, the memorandum and articles of association then in effect or the instrument governing such security providing for such conversion for CN Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the CN Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of CN Shares as fully paid shares,

the CN Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Taxation

(d)	The statements contained or the opinion incorporated in the section headed “Cayman Islands Taxation” of the Prospectus Supplement, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion..

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Prospectus Supplement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Prospectus Supplement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Prospectus Supplement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company’s obligations under the Prospectus Supplement or Definitive Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

7	We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement and also consent to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Prospectus Supplement.

Yours faithfully

/s/ Ogier

Ogier

Date: January 2, 2024

Ogier

11th Floor, Central Tower

28 Queen’s Road Central

Central

Hong Kong

Dear Sirs

Director’s Certificate

Meihua International Medical Technologies Co., Ltd. 美华国际医疗科技有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s offering of an aggregate of $6,000,000 in principal amount of senior convertible notes of the Company (the Convertible Notes) convertible into up to 2,191,381 ordinary shares of a par value $0.0005 each (the Ordinary Shares) of the Company, pursuant to the securities purchase agreement dated 27 December 2023 entered into by and among the Company, Anson Investments Master Fund LP and Anson East Master Fund LP (the Securities Purchase Agreement), and warrants (the Warrants, and together with the Convertible Notes, the Offering Securities) to purchase up to 1,205,255 Ordinary Shares, pursuant to the placement agency agreement dated 27 December 2023 entered into by and between the Company and Maxim Group LLC (the Placement Agency Agreement).

I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company dated 10 November 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 21 December 2020 (the Memorandum and Articles);

(c)	a certificate of good standing dated 28 December 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company provided to us on 16 August 2023 (the ROD);

(e)	the certified shareholder list of the Company as of 2 Janaury 2024 provided to us by the Company on 2 Janaury 2024 (the ROM, and together with the Register of Directors, the Registers);

(f)	a copy of the written resolutions of all of the directors of the Company dated 18 August 2023 and 2 Janaury 2024 (the Board Resolutions);

(a)	the Securities Purchase Agreement;

(b)	the Placement Agency Agreement;

(c)	the convertible notes dated 2 Janaury 2024 issued by the Company on to Anson Investments Master Fund LP and Anson East Master Fund LP, respectively;

(d)	the warrants dated 2 Janaury 2024 issued by the Company to Anson Investments Master Fund LP and Anson East Master Fund LP, respectively; and

(g)	An effective ’shelf’ registration statement on Form F-3 (File No. 333-274194) that was previously filed by the Company with the United States Securities and Exchange Commission (the Commission) and declared effective by the Commission on 29 September 2023 under the U.S. Securities Act of 1933, as amended (the Securities Act), and the prospectus supplement dated 27 December 2023 filed by the Company with the Commission under the Securities Act (the Prospectus Supplement, and together with the Form F-3 registration statement, the Registration Statement).

2	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect, and shall remain in full force and effect after completion of the Offering;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, trustee in bankruptcy, restructuring officer, or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the directors of the Company (the Directors) as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6	there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the memorandum and articles of the Company which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions;

7	the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company’s articles of association;

8	each of the Directors and their alternates has disclosed to the Company (if any) all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

9	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

10	prior to, at the time of, and immediately following execution of any document(s) approved in, the Board Resolutions (the Document(s)), the Company was able to pay its debts as they fell due and it entered into the Document(s) for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

11	the Company has no direct or indirect interest in Cayman Islands real property;

12	each of the Directors has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

13	none of the transactions contemplated by the Document(s) relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) or the Limited Liability Companies Act (Revised) of the Cayman Islands; and

14	the Directors/persons authorised to execute the Documents on behalf of the Company pursuant to the Board Resolutions did in fact execute the Documents for and on behalf of the Company

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

Yours faithfully

For and on behalf of

Meihua International Medical Technologies Co., Ltd.

美华国际医疗科技有限公司

/s/ Liu Yongjun	/s/ Xiaoming E
LIU Yongjun	Xiaoming E
Diretor	Director

/s/ Wenzhang Jia
Wenzhang Jia
Director

/s/ Xin Wang
Xin Wang
Director

/s/ Huijuan Zhao
Huijuan Zhao
Director